Exhibit 10.28

[CONOR LETTERHEAD]

August 18, 2004

Dr. Claus Martini

Managing Director

Biotronik AG

Ackerstr. 6

CH-8180 Bülach, Switzerland

Dear Dr. Martini:

Conor Medsystems Ireland, Ltd. (“Conor”) and Biotronik AG (“Biotronik”) are parties to a Distribution Agreement dated May 25, 2004 (the “Agreement”). By this letter agreement (the “Amendment”), effective as of the date of this letter, Conor and Biotronik hereby agree to amend the Agreement as follows:

1. Exhibit B is hereby amended to define the Territory (as such term is used in the Agreement) as follows: “Worldwide, except for Japan, United States, India, Pakistan, Australia, New Zealand, Kenya, Sri Lanka, Bangladesh, Tanzania, and Korea.” The remainder of Exhibit B, and in particular the list of countries in which Biotronik sells products directly, remains unchanged.

2. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Agreement and this Amendment represent the entire agreement of the parties with respect to the subject matter thereof and supersede all prior understandings and agreements with respect thereto.

Please sign where indicated below to indicate your acceptance of, and agreement to, the terms set forth above.

Very truly yours,

CONOR MEDSYSTEMS IRELAND, LTD.

By:	/s/ Jeff Tillack
Jeff Tillack Director

Accepted and Agreed:

BIOTRONIK AG

By:	/s/ Claus Martini
Dr. Claus Martini Managing Director